UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 8, 2016

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On September 8, 2016, WestRock Company (the “Company”) issued a press release announcing that Bob Feeser has been named president of the Company’s consumer packaging business, Jeff Chalovich has been named president of the Company’s corrugated packaging business and Jim Porter, who currently serves as president of paper solutions, has been named president of business development and Latin America.

Mr. Feeser, age 55, previously served as executive vice president of consumer paper and global solutions for the Company. Prior to the merger of Rock-Tenn Company and MeadWestvaco Corporation in July 2015, he served as executive vice president of global operations for MeadWestvaco.

Mr. Chalovich, age 53, previously served as executive vice president of corrugated containers and commercial excellence for the Company. Prior to the merger of Rock-Tenn and MeadWestvaco in July 2015, he served as senior vice president of corrugated containers for Rock-Tenn.

There are no arrangements or understandings between either Mr. Feeser or Mr. Chalovich, on the one hand, and any other person, on the other hand, pursuant to which either Mr. Feeser or Mr. Chalovich was appointed to serve as an officer of the Company. There are no family relationships between either Mr. Feeser or Mr. Chalovich, on the one hand, and any director or executive officer of the Company, on the other hand, and neither Mr. Feeser nor Mr. Chalovich has a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 8, 2016, the Company’s board of directors amended and restated the Company’s bylaws to establish a standing lead independent director. Previously, the bylaws had provided that the Chairman of each of the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee would serve on a rotating basis as lead independent director for so long as the Company’s non-executive chairman is not independent. The board appointed James E. Nevels to serve as lead independent director. A copy of the amended and restated bylaws is attached as Exhibit 99.2 and is incorporated by reference.

Item 7.01. Regulation FD Disclosure

On September 8, 2016, the Company issued a press release announcing that, in accordance with the selection made by State Street Global Advisors (“State Street”), the independent fiduciary for the WestRock Company Consolidated Pension Plan (the “Plan”), the Company has entered into an agreement by and among the Company, State Street and Prudential Insurance Company of America (“Prudential”), pursuant to which the Plan will purchase a group annuity contract from Prudential to settle approximately $2.5 billion of Plan pension liabilities. The contract requires Prudential to pay and administer certain pension payments to approximately 35,000 of the Company’s retirees or their designated beneficiaries. A copy of the press release is attached as Exhibit 99.3 and is incorporated by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.3 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01. Financial Statements and Exhibits

	(d)	Exhibits.
99.1		Press Release, dated September 8, 2016 – “WestRock Announces Consumer and Corrugated Leadership”
99.2		Second Amended and Restated By-laws
99.3		Press Release, dated September 8, 2016 – “WestRock to Transfer $2.5 Billion in U.S. Pension Obligations to Prudential”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016

WESTROCK COMPANY

By	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary